UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): June 30, 2005

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 30, 2005, Chico’s FAS, Inc. and its subsidiaries (the “Company”) entered into the Second Restated Revolving Credit Loan Agreement dated as of June 23, 2005 (the “Agreement”) with Bank of America, N.A. (the “Lender”), which replaces the Restated Revolving Credit and Term Loan Agreement dated as of September 24, 2002, on terms and conditions substantially similar to the credit facility it replaced. The terms of the Agreement provide for a $45 million aggregate revolving credit loan commitment, with a letter of credit sublimit of $40 million and a line of credit sublimit of $5 million and with the ability to reallocate from time to time the aggregate of the facility between the sublimits. The interest rate charged on borrowings under the line of credit or other advances under the Agreement will bear interest at the LIBOR rate plus an additional amount ranging from 0.80 percent to 2.90 percent adjusted quarterly based on the Company’s performance per annum. In addition, the Company is required to pay, quarterly in arrears, a fee of 0.10 percent per annum on the average daily unused portion of the commitments under the Agreement. The revolving credit facility initially matures June 1, 2006, but automatically renews for one-year periods through June 1, 2010 unless the Lender otherwise notifies the Company, upon an earlier Default or under certain other conditions.

     The Agreement is unsecured and includes customary restrictions regarding additional indebtedness, business operations, liens, guaranties, transfers and sales of assets, and transactions with subsidiaries or affiliates. The Agreement also requires the Company to comply with specified financial ratios. The Company is currently in compliance and intends to maintain compliance with these covenants and financial ratios. The Agreement contains customary events of default which would permit the lender to accelerate borrowings under the Agreement if not cured within applicable grace periods, including the failure to make timely payments under the Agreement or other material indebtedness and the failure to satisfy covenants.

     The foregoing description of the provisions of the Agreement is qualified in its entirety by reference to the full and complete terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits:

     Exhibit 10.1 Second Restated Revolving Credit Loan Agreement, dated as of June 23, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: July 5, 2005	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance and
Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Second Restated Revolving Credit Loan Agreement, dated as of June 23, 2005